Exhibit 99

NEWS

Contact:
Todd Nissen
1.313.594.4410
tnissen@ford.com

Securities Analysts:
--------------------
Anne Bork
1.313.323.8221
abork@ford.com

Shareholder Inquiries:
----------------------
1.800.555.5259 or
1.313.845.8540
stockinfo@ford.com


Media Information Center
1.800.665.1515 or
1.313.621.0504
media@ford.com


Go to http://media.ford.com
for news releases and
high-resolution photographs




IMMEDIATE RELEASE
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FORD MOTOR COMPANY UPDATES FOURTH QUARTER FINANCIAL FORECAST

DEARBORN, Mich., Dec. 5 - Ford Motor Company [NYSE: F] announced today it expects fourth quarter results, before one-time items, to be a loss of 50 cents a share. Previously, the company said it expected fourth quarter operating results to improve from the third quarter loss of 28 cents a share, although earning a profit would be difficult.

The primary reason for the lower forecast is increased credit loss reserves reflecting weakened U.S. economic conditions. In addition, marketing and product costs remain at high levels.

Ford Chief Financial Officer Martin Inglis will hold a conference call for financial analysts and reporters starting at 9 a.m. EST, Dec. 5. The call can be accessed by dialing 703-871-3096. The call can also be accessed on a listen-only basis on the Internet at www.shareholder.ford.com and www.streetevents.com. Telephone replays will be available starting at noon Dec. 5 through Dec. 10 at 703-925-2533, passcode 5704380. Replays on the Internet will also run through Dec. 10.


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